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                                                                    Exhibit 10.2


                             CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT (the "Agreement") is entered into as of November 30, 1999 by and between the STATE OF CALIFORNIA PUBLIC EMPLOYEES' RETIREMENT SYSTEM, a unit of the State and Consumer Services Agency of the State of California ("CalPERS"), with offices at 400 P Street, Sacramento, California 95814, and BURNHAM PACIFIC EMPLOYEES LLC, a Delaware limited liability company (either "BPE" or the "Manager"), with offices at 110 West A Street, Suite 900, San Diego, California 92101.

                                    RECITALS

         A. BPP Retail, LLC, a Delaware limited liability company (the "Company") was formed by the filing of a Certificate of Formation with the Secretary of State of the State of Delaware on September 15, 1998. The management and operation of the Company is governed by the terms of that certain Operating Agreement dated August 31, 1998, as amended by that certain First Amendment to Operating Agreement dated June 1, 1999 (as amended, the "Agreement").

         B. CalPERS and BPE, as the current members of the Company, now wish to provide for the contribution of certain real property to the Company by BPE.


                                    AGREEMENT

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and the mutual covenants herein contained, the parties hereto agree as follows:

         1. DEFINED TERMS. Capitalized terms used herein and not defined shall have the same meaning as ascribed thereto in the Agreement.

         2. CONTRIBUTION OF CERTAIN PROJECTS BY BPE. Section 3.2(a) of the Agreement permits BPE to make Additional Capital Contributions in the form of contributions of property. On December 1, 1999 (the "Effective Date"), BPE shall cause to be contributed by grant deed to the Company (i) certain property in Los Altos, California commonly known as Foothill Plaza and legally described on Exhibit A annexed hereto ("Foothill Plaza") and (ii) certain property in Rocklin, California commonly known as Stanford Ranch and legally described on Exhibit B annexed hereto ("Stanford Ranch"). The parties have agreed that the Net Asset Value of Foothill Plaza is Six Million Nine Hundred Thousand Dollars ($6,900,000) and the Net Asset Value of Stanford Ranch is Five Million Nine Hundred Ten Thousand Dollars ($5,910,000), reflecting a fair market value of Twelve Million Dollars ($12,000,000) less the amount of secured debt currently encumbering the property. The contributions shall be made in accordance with the terms and conditions of the Agreement, including without limitation the representations and warranties contained in Exhibit F thereto.

         3. TITLE TO STANFORD RANCH. Stanford Ranch is currently encumbered by a deed of trust in favor of Massachusetts Mutual Life Insurance Company (the "Lender"), and the Company will assume all obligations contained in such deed of trust and the related promissory note and other loan documents from and after the Effective Date in connection with its contribution. Lender has consented to such assumption, subject to the satisfaction of certain customary conditions precedent (the "Conditions"), such as receipt of an appropriate endorsement to its title policy. In the event that all Conditions are not satisfied as of the Effective Date, then notwithstanding anything contained herein to the contrary, BPE may continue to hold title to Stanford Ranch as nominee on behalf of the Company until such time as all of the Conditions are satisfied; provided, however, that if all of the Conditions are not satisfied on or before December 15, 1999, then CalPERS shall be entitled to rescind the contribution of Stanford Ranch to the Company, in which case this Agreement shall be a nullity as to Stanford Ranch, BPE shall promptly refund to the Company any distributions it received from the Company in connection with its attempted contribution of Stanford Ranch, and the Company shall promptly return such refunded distributions to CalPERS.


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         4.   CAPITAL CONTRIBUTION BY CALPERS. On the Effective Date, CalPERS
shall make an Additional Capital Contribution to the Company equal to the combined Net Asset Value of Foothill Plaza and Stanford Ranch, which amount shall in turn be distributed to BPE by the Company.

         5. MISCELLANEOUS. This Agreement may be executed in counterparts, all of which shall constitute one instrument. This Agreement shall be governed by the laws of California.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

BURNHAM PACIFIC EMPLOYEES LLC,
a Delaware limited liability company

By: BURNHAM PACIFIC OPERATING PARTNERSHIP, L.P.
a Delaware limited partnership, its manager

By: BURNHAM PACIFIC PROPERTIES, INC.,
a Maryland corporation, its general partner

By:  /s/ Joseph Byrne
    ---------------------------------------
Its: Executive Vice President
    ---------------------------------------

STATE OF CALIFORNIA PUBLIC EMPLOYEES' RETIREMENT SYSTEM, an agency of the State of California

By: /s/ Guy Jacquier
   ----------------------------------------
Its: Senior Investment Officer
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